UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2006

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)         (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On October 2, 2006, the Company executed Amendment No. 1 (the “Amendment”) to its Credit Agreement dated as of June 2, 2005.  The Amendment (i) reduces the amount available for borrowing under the Credit Agreement from $150 million to $75 million, (ii) changes the initial termination date from June 2, 2010 to June 1, 2009, (iii) increases the rates of interest applicable to loans under the Credit Agreement and (iv) modifies some of the covenants.  The Company has the ability to increase the amount available for borrowing, under certain circumstances, by an additional $50 million.  The parties to the Amendment are identified on the signature page thereto, which is filed as Exhibit 10.1 to this report.  Amounts outstanding under the amended Credit Agreement bear interest, at the Company’s option, at JPMorgan Chase Bank’s prime rate or at the Eurocurrency rate plus a credit spread ranging from 0.80% to 1.70%, calculated on the basis of the Company’s senior unsecured long-term debt rating.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

10.1

Amendment No. 1 dated as of October 2, 2006 to the Credit Agreement dated as of June 2, 2005, among Blyth, Inc., PartyLite Trading, SA, the Lenders listed therein, JPMorgan Chase Bank, N.A. as Administrative Agent and Bank of America, N.A. and LaSalle Bank National Association as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: October 5, 2006	By:	/s/ Michael S. Novins
Name: Michael S. Novins
Title: Vice President and General Counsel